Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2, under the caption "Experts", the reference to our report dated March 31, 2004 with respect to the Financial Statements of Kaire Holdings Incorporated, for the years ended December 31, 2003 and 2002.

Pohl, McNabola, Berg & Company LLP

December 21, 2004
San Francisco, California